AMENDED AND RESTATED BYLAWS
of
GENERAL DYNAMICS CORPORATION
(As amended effective August 7, 2024)

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ii

AMENDED AND RESTATED BYLAWS
of
GENERAL DYNAMICS CORPORATION
(As amended effective August 7, 2024)

ARTICLE I

OFFICES
SECTION 1.Registered Office. The registered office and registered agent of General Dynamics Corporation (hereinafter called the “Corporation”) in the State of Delaware shall be as set forth in the Certificate of Incorporation of the Corporation (as it may be amended and restated from time to time, the “Certificate of Incorporation”).
SECTION 2.Other Offices. The Corporation may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter called the “Board”) may from time to time determine.
ARTICLE II

MEETINGS OF STOCKHOLDERS
SECTION 1.Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held on such date and at such time as shall be designated by resolution of the Board from time to time. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
SECTION 2.Special Meetings.
(a)A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or by the Board, but a special meeting may not be called by any other person or persons. Subject to Section 2(b), a special meeting of stockholders shall be called by the Board upon the receipt by the Secretary of the Corporation of a written request for the Board to call a special meeting of stockholders (a “Special Meeting Request”) by one stockholder of record owning at least ten percent (10%) or one or more stockholders of record of shares representing in the aggregate at least twenty-five percent (25%) in each case of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, voting as a single class. In determining whether Special Meeting Requests have met the requirements of this Section 2, multiple Special Meeting Requests will not be considered together if they relate to different items of business. Additionally, in order to be valid, all Special Meeting Requests must have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
(b)Stockholder Requested Special Meetings.  A Special Meeting Request shall be signed by each stockholder of record, or a duly authorized agent thereof, requesting that the Board call the special meeting and shall set forth: (i) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) any material interest of each stockholder in the business desired to be brought before the special meeting, (iv) the name and address, as they appear on the Corporation’s books, of each stockholder requesting the special meeting, (v) the class and number of shares of the Corporation which are owned by each stockholder requesting the special meeting, and (vi) any other information that is required to be set forth in a stockholder’s notice required pursuant to Section 11(c) of Article II of these Bylaws and, if the purpose of the special meeting includes the appointment or election of one or more directors to the Board, Section 10(a)(ii) of Article II of these Bylaws.
A stockholder of record may revoke a Special Meeting Request submitted to the Secretary of the Corporation at any time prior to the special meeting; provided however, that if any such revocation is received by the Secretary and, as a result of such revocation, the number of un-revoked Special Meeting Requests no longer represents at least the requisite number of shares entitling the stockholders to request the calling of a special meeting pursuant to Section 2(a) of Article II of these Bylaws, then the Board shall have the discretion to determine whether or not to proceed with the special meeting. If none of the stockholders who submitted a Special Meeting Request appear or send a qualified representative (as defined in Section 10(a)(ii)(E) of Article II of these Bylaws) to present the proposal(s) or nomination(s) submitted by such stockholders for consideration at the special meeting, such proposal(s) or nomination(s) shall be disregarded, notwithstanding that such proposal(s) or nomination(s) are included in the notice of meeting and notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).
A Special Meeting Request shall not be valid (and the Board shall have no obligation to call a special meeting in respect of such Special Meeting Request) if it relates to an item of business that is not a proper subject for stockholder action under applicable law.
The Board shall determine the place, if any, and fix the date and time, of any stockholder requested special meeting. The Board may submit its own proposal or proposals for consideration at a stockholder requested special meeting. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.
SECTION 3.Place of Meeting. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, or at no place (by means of remote communication) as shall from time to time be designated by the Board.

SECTION 4.Notice of Meetings. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, notice of each meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than 10 nor more than 60 days before the date of the meeting, by delivering a written notice thereof to each stockholder personally, by a method of electronic transmission pursuant to Section 232 of the General Corporation Law of the State of Delaware, or by depositing such notice in the United States mail in a postage prepaid envelope, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. Every notice of a meeting of the stockholders shall state the place (if any), date and hour of the meeting, the means of remote communication (if and to the extent authorized by the Board) by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different than the record date for determining stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. When used in these Bylaws, subject to the provisions of Section 14 of this Article II, the terms “written” and “in writing” shall include any “electronic transmission,” as defined by the General Corporation Law of the State of Delaware.
SECTION 5.Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place (if any) thereof, and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the General Corporation Law of the State of Delaware. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
SECTION 6.Quorum. At each meeting of the stockholders, except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, the holders of record of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to be voted at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business; provided, however, that in any case where the holders of Preferred Stock or any series thereof are entitled to vote as a class, a majority in voting power of the issued and outstanding shares of such Preferred Stock, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum at any such meeting, a majority in voting power of the shares present in person or by proxy and entitled to vote at, or the chairman or the secretary of such meeting, may adjourn the meeting from time to time in the manner provided in Section 5 of this Article II until a quorum shall attend; provided, however, that at any such meeting where the holders of Preferred Stock or any series thereof are entitled to vote as a class, if one class or series of stock of the Corporation but not another has a quorum present, the meeting may proceed with the business to be conducted by any class or series having a quorum present, and may be adjourned from time to time in respect of business to be conducted by any class or series not having a quorum present. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required by statute, the Certificate of Incorporation or these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required in respect of such other matter.
SECTION 7.Voting.
(a)Except as otherwise provided by or pursuant to applicable law or the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to be voted upon the matter in question held by the stockholder and registered in such stockholder’s name on the books of the Corporation on such date as may be fixed pursuant to Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.
(b)Shares of the Corporation’s capital stock shall neither be entitled to vote nor counted for quorum purposes if the shares belong to (i) the Corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (iii) any other entity, if a majority of the voting power of such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
(c)Persons holding stock having voting power in a fiduciary capacity, or their proxies, shall be entitled to vote the shares so held, and persons whose stock having voting power is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon.
(d)Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.
(e)If shares of stock of the Corporation stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation shall have been given written notice to the contrary and have been furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(i)if only one shall vote, such person’s act shall bind all;
(ii)if more than one shall vote, the act of the majority so voting shall bind all; and
(iii)if more than one shall vote, but the vote shall be evenly split on any particular matter, then, except as otherwise required by statute, each faction may vote the shares in question proportionally.
If the instrument so filed indicates that any such tenancy is held in unequal interests, the majority or even split for the purpose of the preceding sentence shall be a majority or even split in interest.
(f)All matters presented to the stockholders (other than the election of directors) at a meeting shall, unless a different or minimum vote is required by applicable law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or pursuant to any regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on such matters, a quorum being present. Except in the case of votes for the election of directors and for other matters where expressly so required, the vote at any meeting of the stockholders on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or on such stockholder’s behalf by a duly authorized and constituted proxy, or, in the case of a meeting to be held solely by means of remote communication, the electronic transmission shall set forth or be submitted with information from which it can be determined that such electronic transmission was authorized by a stockholder or proxy holder.
(g)(i) Except as otherwise provided by the Certificate of Incorporation or these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast, whether or not such election becomes an uncontested election after such date. For purposes of this paragraph (g) of Section 7, a majority of votes cast shall mean that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes,” if applicable, not counted as a vote cast “for” or “against” that director’s election).
(ii)In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit or have submitted an irrevocable resignation, which shall become effective on (x) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (y) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board pursuant to Section 11 of Article III of these Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and, if required, filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.
(iii)If the Board accepts a director’s resignation pursuant to this Section 7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may reduce the size of the Board in accordance with Section 2 of Article III or may fill the resulting vacancy in accordance with Section 5 of Article III.
SECTION 8.Lists of Stockholders. The Corporation shall prepare, no later than the 10th day before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days ending on the day before the meeting date (a) on a reasonably accessed electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation.
SECTION 9.Inspectors of Election. Before each meeting of the stockholders, the Corporation shall appoint one or more Inspector of Election to act at such meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate Inspectors of Election to replace any Inspector who fails to act. If no Inspector of Election or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more Inspectors of Election to act at the meeting. Each Inspector of Election so appointed shall, before entering upon the discharge of his or her duties, take and sign an oath faithfully to execute the duties of an Inspector of Election at such meeting with strict impartiality and according to the best of such Inspector’s ability. Such Inspector of Election shall have the duties prescribed by statute and shall decide upon the qualifications of voters and accept their votes and, when the vote is completed, shall count and ascertain the number of shares voted respectively for and against the question or questions on which a vote was taken, as well as any abstentions as applicable, and shall make and deliver a certificate in writing to the secretary of such meeting of the results thereof. The Inspector of Election may appoint or retain other persons or entities to assist the Inspector of Election in the performance of its duties. The Inspector of

Elections need not be a stockholder of the Corporation, and any officer or director may be an Inspector of Election on any question other than a vote for or against such officer’s or director’s election to any position with the Corporation or any other question in which such officer or director may be directly interested.
SECTION 10.Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors at any meeting of stockholders.
(a)Annual Meetings of Stockholders.
(i)Nominations of persons for election to the Board may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10 and at the time of the meeting, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice and other procedures set forth in this Section 10(a) or (D) by an Eligible Stockholder who complies with the requirements set forth in Section 10(b).
(ii)Nominations of persons for election to the Board made pursuant to paragraph (a)(i)(C) of this Section 10 shall be made pursuant to timely and proper notice in writing to the Secretary of the Corporation.
(A)To be timely, a stockholder’s notice with respect to an annual meeting, other than with respect to nominations of persons for election to the Board pursuant to paragraph (b) of this Section 10, shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In addition, to be considered timely, the information included in the stockholder’s notice (other than the representation required by paragraph (a)(ii)(B)(2)(j) of this Section 10) shall further be updated and supplemented, if necessary, so that such information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. If the stockholder has delivered to the Corporation a notice relating to the nomination of directors, the stockholder shall deliver to the Corporation no later than 8 business days prior to the date of the meeting reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph (a)(ii)(A) of this Section 10 or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or under any other provision of these Bylaws, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder, or under any other provision of these Bylaws, to amend or update any proposal or to submit any new proposal, whether by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders or otherwise. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(B)To be proper, such stockholder’s notice shall set forth:
(1) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of the person, (b) a complete biography and statement of such person’s qualifications, including the principal occupation or employment of the person (at the time such notice is submitted and for the past five years), (c) the Specified Information for such person or any affiliate or associate (as such terms are defined below) of such person, (d) a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing or that existed during the past three years, and any other material relationships, between or among each Holder and Stockholder Associated Person (as such terms are defined below), if any, on the one hand, and such person, and such person’s respective affiliates and associates, on the other hand (including the names of such persons and all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant), (e) information relevant to a determination of whether such person can be considered an independent director and (f) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected); and
(2)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the stockholder, the “Holders” and each a “Holder”) (a) the name and address of the stockholder giving the notice, as it appears on the Corporation’s books, and the name and address of each other Holder and each Stockholder Associated Person, if any, (b) the class or series and number of shares of capital stock or any other security of the Corporation which are, directly or indirectly, owned beneficially or of record by each Holder and each Stockholder Associated Person, if any (provided that, for the purposes of this paragraph (a)(ii)(B)(2) of this Section 10, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)), (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such Holder or Stockholder Associated Person, if any, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Holders or Stockholder Associated Person, if any, with respect to any security of the Corporation (any of the foregoing, a “Derivative Instrument”), (d) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which each Holder or Stockholder Associated Person, if any, has a right to vote or has granted a right to vote to any class or series of shares of stock or any other security of the Corporation, (e) any rights to dividends or payments in lieu of dividends on the shares of stock or any other security of the Corporation owned beneficially by each Holder or Stockholder Associated Person, if any, that are separated or separable from the underlying shares of stock or other security of the Corporation, (f) a description of any performance-related fees (other than an asset-based fee) that each Holder or Stockholder Associated Person, if any, or an affiliate of such Holder or Stockholder Associated Person, is or may be entitled to based on any increase or decrease in the value of shares of stock or other securities of the Corporation or Derivative Instruments, if any, (g) a description of any direct or indirect interest of such Holder and each Stockholder Associated Person, if any, in any contract with the Corporation, any affiliate of the Corporation and/or any principal competitor (as defined in the Clayton Antitrust Act of 1914 (the “Clayton Act”)) of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (sub-clauses (b) through (g) of this Section 10(a)(ii)(B)(2) shall be referred to as the “Specified Information”), (h) a description of all agreements, arrangements and understandings between or among such Holder and Stockholder Associated Person, if any, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Holder, (i) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person named in its notice, (j) a representation as to whether such Holder or Stockholder Associated Person, if any, intends, or is part of a group that intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of stock issued and outstanding that is required to elect each such nominee, (y) otherwise to solicit proxies or votes from, stockholders in support of such nomination and (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 of the Exchange Act and the rules and regulations promulgated thereunder, (k) any other information relating to such Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, and (l) a representation by the stockholder as to the accuracy of the information set forth in the notice.
(C)With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, the stockholder’s notice must, in addition to the matters set forth in paragraphs (a)(ii)(A) and (a)(ii)(B) of this Section 10, also include a completed and signed questionnaire, representation and agreement required by paragraph (E) of this Section 10.
(D)The Corporation may, as a condition to any nomination deemed properly brought before a meeting of the stockholders, require any proposed nominee or the stockholder to deliver to the Secretary of the Corporation, within 5 business days of any such request, such other information as may be reasonably requested by the Corporation, including such other information (1) as may be reasonably required by the Board, in its sole discretion, to determine (a) the eligibility of such proposed nominee to serve as a director of the Corporation and (b) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation, and (2) that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
(E)For purposes of paragraph (b) of Section 2, Section 10 and Section 11 of this Article II, to be considered a “qualified representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized in writing, executed by such stockholder or an electronic transmission delivered by such stockholder, to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(iii)Notwithstanding anything in the first sentence of paragraph (a)(ii)(A) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(ii)(A) of this Section 10 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice submitted under this Section 10(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(b)Proxy Access Director Nominations.
(i)Subject to the provisions of this Section 10(b), the Corporation shall include in its proxy statement and form of proxy card (hereinafter “proxy materials”) for an annual meeting of stockholders the name, together, in the case of the proxy statement, with the Required Information (as defined below), of any person nominated for election to the Board (a “Stockholder Nominee”) by one or more stockholders who satisfy the notice, ownership and other requirements of paragraph (a)(ii)(B) and this paragraph (b) of this Section 10 (such person or group, the “Eligible Stockholder”) and who expressly elects at the time of providing the notice required by this Section 10(b) (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 10(b).
(ii)To be timely, a Nomination Notice, together with the information required to be provided by each of the Stockholder Nominee and the Eligible Stockholder under paragraph (a) of this Section 10, shall be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day prior to the first anniversary of the date the Corporation commenced the mailing of its proxy materials in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary of the preceding year’s annual meeting, to be timely the Nomination Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.
(iii)For purposes of this Section 10(b), the “Required Information” that the Corporation will include in its proxy statement is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (B) if the Eligible Stockholder so elects, a Statement (as defined below). To be timely, the Required Information must be delivered to or mailed and received by the Secretary of the Corporation within the time period specified in paragraph (b)(ii) of this Section 10 for providing the Nomination Notice.
(iv)The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 10(b) but either are subsequently withdrawn or that the Board decides to nominate as Board of Director nominees and Stockholder Nominees who were previously elected to the Board based upon a nomination pursuant to this Section 10(b) at any of the preceding three annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall be the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered in accordance with the procedures set forth in this Section 10(b) (the “Permitted Number”). In the event that one or more vacancies for any reason occurs following the last day on which notice of a nomination may be delivered under paragraph (b)(ii) of this Section 10 but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10(b) exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation’s capital stock each Eligible Stockholder owns as disclosed in the Nomination Notice of the Stockholder Nominee submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder

Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(v)An Eligible Stockholder must have owned (as defined below) 3% or more of the Corporation’s outstanding capital stock continuously for at least three years (the “Required Shares”) as of the date the written Nomination Notice is delivered to or mailed and received by the Secretary of the Corporation in accordance with this Section 10(b) and as of the record date for determining stockholders entitled to vote at the meeting and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 10(b), the shares of capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20). Two or more funds (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. No stockholder, beneficial owner, control person or other person may be a member of more than one group constituting an Eligible Stockholder under this Section 10(b). For the avoidance of doubt, if a group of stockholders aggregates ownership of shares of capital stock in order to meet the requirements under this Section 10(b)(v), all shares held by each stockholder constituting its respective contribution to the foregoing 3% threshold must be held by that stockholder continuously for at least three years, and evidence of such continuous ownership shall be provided as specified in paragraph (viii)(B) of this Section 10(b).
(vi)For purposes of this Section 10(b), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the stock and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such stock; provided that the number of shares of stock calculated in accordance with clauses (A) and (B) shall not include any shares of stock (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into, now contemplated or developed in the future, in each case, by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares of the Corporation’s capital stock or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares of stock, and/

or hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares of stock by such stockholder or affiliate. A stockholder shall “own” shares of capital stock of the Corporation held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares of stock are voted with respect to the election of directors and possesses the full economic interest in the stock. A stockholder’s ownership of shares of the Corporation’s capital stock shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. A person’s ownership of shares of capital stock of the Corporation shall be deemed to continue during any period in which (1) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person; or (2) the person has loaned such shares of stock, provided that the person has the power to recall such loaned stock on five business days’ notice and has in fact recalled the loaned shares as of the time the Nomination Notice is submitted to the Secretary of the Corporation and through the annual meeting date. Whether outstanding shares of the Corporation’s capital stock are “owned” for these purposes shall be determined by the Board in good faith. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
(vii)Within the time period specified in paragraph (b)(ii) of this Section 10 for the Nomination Notice, an Eligible Stockholder must provide the following information, representations and agreements with respect to the Stockholder Nominee in writing to the Secretary of the Corporation:
(A)the information and representations required to be provided in the stockholder’s notice pursuant to paragraph (a)(ii)(B)(1) of this Section 10 and such person’s written consent to being named in the Corporation’s proxy statement as a proxy access nominee and to serving as a director if elected;
(B)information as necessary to permit the Board to determine if the Stockholder Nominee is independent under applicable listing standards, any applicable rules of the Securities and Exchange Commission, the Corporate Governance Guidelines of the Corporation, and any publicly disclosed standards used by the Board (“Applicable Independent Standards”) to determine and disclose the independence of the Corporation’s directors;
(C)a written representation and agreement, in the form provided by the Secretary of the Corporation upon written request, relating to the Stockholder Nominee’s compliance, if elected as a director, with the Corporation’s Corporate Governance Guidelines, corporate policies, corporate directives, and policies and guidelines regarding conflicts of interest, confidentiality, stock ownership and trading, any other codes of conduct, codes of ethics, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to the Corporation’s directors (collectively, the “Policies”);

(D)a written representation and agreement that the Stockholder Nominee is not and will not become (1) a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question and (2) a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, in each case, unless the terms of such agreement, arrangement or understanding has been provided to the Corporation;
(E)a written representation that the Stockholder Nominee is not and will not become party to any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;
(F)a description of all agreements, arrangements or understandings between the Eligible Stockholder and each Stockholder Nominee and any other person or persons, including the Stockholder Nominee, such beneficial owners and control persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Eligible Stockholder or that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Eligible Stockholder making the nomination and any beneficial owner or control person on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant; and
(G)completed and signed questionnaires in substantially the same form as the Corporation requests of the Board’s nominees for director, and such other information as the Corporation reasonably requests, to permit the Board to determine the eligibility and qualifications of such proposed nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, including whether such nominee’s service as a director of the Corporation would be subject to statutory, regulatory or other similar restrictions or would otherwise impose statutory or regulatory filing and disclosure obligations on the Corporation.

(viii)Within the time period specified in paragraph (b)(ii) of this Section 10 for the Nomination Notice, an Eligible Stockholder must provide the following information, representations and agreements in writing to the Secretary of the Corporation:
(A)the information and representations required to be provided in the stockholder’s notice pursuant to paragraph (a)(ii)(B)(2) (other than the information required by paragraphs (a)(ii)(B)(2)(f) and (a)(ii)(B)(2)(j)) of this Section 10;

(B)one or more written statements from the record holder of the shares (and from each intermediary through which the stock is or has been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for determining the stockholders entitled to receive notice of any annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of an annual meeting;
(C)a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;
(D)a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation and does not presently have such an intent, (2) has not nominated and will not nominate for election to the Board at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10(b), (3) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee or a nominee of the Board, (4) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, (5) intends to continue to own the Required Shares through the date of the annual meeting and (subject to any mandatory fund rebalancing required by such stockholder’s preexisting governing instruments or written investment policies) for at least one year following the annual meeting (which representation the Eligible Stockholder shall also include in its Statement (as defined below), it being understood that the representation shall not count towards the Statement’s 500-word limit), and (6) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
(E)an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 10(b), (3) file with the Securities and Exchange Commission any solicitation or communications with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communications under Regulation 14A of the Exchange Act, (4) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, designate one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination, and (5) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting.

(ix)An Eligible Stockholder providing notice of a nomination of one or more Stockholder Nominees pursuant to this Section 10(b) shall further update and supplement such notice and any information required to be provided pursuant to paragraph (b)(viii) of this Section 10, if necessary, so that such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of an annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.
(x)The Eligible Stockholder (or, in the case of a group, a written statement of the group) may provide to the Secretary of the Corporation, within the time period specified in paragraph (b)(ii) of this Section 10 for providing the Nomination Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10(b), the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or would violate any applicable law, rule, regulation or listing standard.

(xi)The Corporation shall not be required to include any Stockholder Nominee in its proxy materials pursuant to this Section 10(b) for any annual meeting of stockholders (and any such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation) (A) for which the Secretary of the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder has nominated one or more persons for election to the Board pursuant to the advance notice requirements for stockholder nominees for directors set forth in paragraph (a) of this Section 10, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its nominee pursuant to this Section 10, (C) who is not independent under the Applicable Independence Standards, as determined by the Board, (D) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the listing standards of any stock exchange applicable to the Corporation on which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (E) who is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Act, (F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (H) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board, or (I) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 10. The Board shall have the exclusive power and authority to interpret the provisions of this Section 10(b)(xi), subject to applicable law.
(xii)Nothing in this Section 10(b) shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee.
(xiii)Notwithstanding the provisions of this Section 10, the Board or the chairman of the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that the nominee was included in the notice of meeting and notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (A) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 10, as determined by the Board or the chairman of the meeting, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 10(b).
(xiv)Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee pursuant to this Section 10(b) for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.
(c)Compliance with Exchange Act and Bylaws. Notwithstanding the provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in these Bylaws to the Exchange Act or the rules or regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 10. Notwithstanding anything to the contrary set forth herein, compliance with this Section 10 shall be the exclusive means for a stockholder to make nominations of directors. Nothing in this Section 10 shall be deemed to affect any rights of the holders of Preferred Stock or any series thereof to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Except as otherwise provided by law, at any meeting of stockholders the chairman of the meeting (and, in advance of any meeting of stockholders, the Board) shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such nomination or proposal is set forth in the notice of meeting and notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Holder or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with paragraph (a)(ii)(A) of this Section 10), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s notice of meeting and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded).

(d)Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board (or stockholders pursuant to paragraph (b) of Section 2 of this Article II) or (ii) provided that the Board (or stockholders pursuant to paragraph (b) of Section 2 of this Article II) has determined that one or more directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in paragraph (a)(ii) of this Section 10 is delivered to or mailed and received by the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting and upon such election and who complied with the notice and other procedures set forth in paragraph (a)(ii) of this Section 10. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 10 is delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(e)Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board, in addition to the other requirements of this Article II, must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 10) to the Secretary at the principal executive offices of the Corporation a written questionnaire in substantially the same form as the Corporation requests of the Board’s nominees for director (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within 5 business days of such request), and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within 5 business days of such request) that such person, if elected as a director of the Corporation, (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply with all fiduciary duties required under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service, acts or omissions as a director that has not been disclosed to the Corporation, (iii) will comply with the Corporation’s stock ownership guidelines for directors, if any, (iv) would be in compliance and will comply with all Policies applicable to the Corporation’s directors, (v) will abide by the requirements of Section 7(g) of this Article II and (vi) in such person’s individual capacity, intends to serve a full term as a director.
(f)Defined Terms. For purposes of these Bylaws: (i) “affiliate” and “associate” shall have the respective meanings attributed to such terms in Rule 12b-2 under the Exchange Act, (ii) “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close, (iii) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed with, or furnished to, the Securities and Exchange Commission by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act, and (iv) “Stockholder Associated Person” shall mean, as to any Holder, (A) any person controlling, controlled by or under common control with such Holder or any of their respective affiliates and associates, and (B) an affiliate or associate of such Holder. For purposes of these Bylaws, the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where a reference in these Bylaws is made to any statute or regulation, such reference shall be to (x) the statute or regulation as amended from time to time (except as context may otherwise require) and (y) any rules or regulations promulgated thereunder.
SECTION 11.Notice of Business.
(a)At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board, or (iii) by any stockholder of the Corporation who is a stockholder of record of the Corporation at the time of giving of the notice provided for in this Section 11 and at the time of the meeting, who shall be entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 11.
(b)For business to be properly brought before an annual meeting of the stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In addition, to be considered timely, the information in the stockholder’s notice (other than the representation required by paragraph (c)(ii)(D) of this Section 11) shall further be updated and supplemented, if necessary, so that such information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph (b) of this Section 11 or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or under any other provision of these Bylaws, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder, or under any other provision of these Bylaws, to amend or update any proposal or to submit any new proposal, whether by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders or otherwise. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)A stockholder’s notice to the Secretary of the Corporation shall set forth (i) as to each matter the stockholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (C) any material interest in such business of each Holder and each Stockholder Associated Person, if any, (D) a description of all agreements, arrangements and understandings between or among each Holder and Stockholder Associated Person, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (E) any other information relating to such business that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal or is otherwise required pursuant to Regulation 14A of the Exchange Act, and (ii) as to each Holder (A) the name and address of the stockholder giving the notice, as it appears on the Corporation’s books, and the name and address of each other Holder and each Stockholder Associated Person, if any, (B) the Specified Information for such Holder and each Stockholder Associated Person, if any, (C) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the items of business set forth in its notice, (D) a representation as to whether such Holder or Stockholder Associated Person, if any, intends or is part of a group which intends, (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of stock issued and outstanding that is required to approve or adopt the proposal, and (2) otherwise to solicit proxies or votes from, stockholders in support of such proposal, (E) any other information relating to such Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (F) the names and addresses of other stockholders (including beneficial owners) known by any Holder or Stockholder Associated Person, if any, to provide financial support for such proposals, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s) and (G) a representation by the stockholder as to the accuracy of the information set forth in the notice.
(d)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 11. The foregoing notice requirements for advance notice of a proposal set forth in this Section 11 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Except as otherwise provided by law, the chairman of the meeting has the power and authority to and shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the provisions of this Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the business to be brought before the meeting, such business shall be disregarded, notwithstanding that the proposed business was included in the notice of meeting and notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder. Notwithstanding the provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of Preferred Stock or any series thereof if and to the extent provided for under law, pursuant to any applicable provisions of the Certificate of Incorporation or these Bylaws.
SECTION 12.Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman of the Board’s absence, by the Vice Chairman of the Board, if any, or in the Vice Chairman of the Board’s absence, by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in the Secretary’s absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.
SECTION 13.Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting of stockholders shall have the right and authority to convene and, for any or no reason, to recess and/or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in addition to making any other determinations that may be appropriate to the conduct of the meeting, the chairman of the meeting has the power and authority to and shall, if the facts warrant, determine and declare to the meeting that a nomination or any other business proposed to be brought before the meeting was not made or proposed, as the case may be, in accordance with these Bylaws, and if the chairman should so determine and declare, no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
SECTION 14.Delivery to the Corporation. Whenever Sections 2, 10 or 11 of this Article II of these Bylaws requires one or more persons (including a record or beneficial owner of stock of the Corporation) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, (i) with respect to any notice from any stockholder of record or beneficial owner of the Corporation’s capital stock under Sections 2, 10 or 11 of this Article II of these Bylaws, to the fullest extent permitted by law, the Corporation expressly opts out of Section 116 of the General Corporation Law of the State of Delaware and (ii) this Section 14 shall not apply to documents or information provided by a stockholder to the Corporation pursuant to Section 14a-8 of the Exchange Act.
ARTICLE III

BOARD OF DIRECTORS
SECTION 1.General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with applicable law, the Certificate of Incorporation and these Bylaws.
SECTION 2.Number, Qualifications and Term of Office. The number of directors shall be not less than 5 nor more than 15, as shall be fixed from time to time by resolution of the Board pursuant to a vote of two-thirds of the directors then in office (so long as a quorum is present). Except as hereinafter provided, no person shall stand for election to the Board past the date of his or her seventy-fifth birthday. Under circumstances of significant benefit to the Corporation, which are to be enumerated in the Corporation’s proxy statement, individuals over the age of 75 years may stand for election as directors only with the approval of the Nominating and Corporate Governance Committee and a two-thirds vote of the directors then in office (so long as a quorum is present). In no event shall a director stand for election beyond the age of 78. For purposes of this Section 2, the age of each director shall be measured based on the age of such director on the scheduled date of the applicable meeting of stockholders, not taking into account any adjournment or postponement thereof. Each director shall hold office until the annual meeting of stockholders next following such director’s election, until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, removal or resignation. This Section 2 shall not be amended by the Board except upon a vote of two-thirds of the directors then in office (so long as a quorum is present).
SECTION 3.Chairman; Vice Chairman. The Board shall elect a Chairman of the Board from among the directors. This individual need not be an employee of the Corporation. The Chairman of the Board shall have the responsibility for all matters pertaining to the Board, including, without limitation, meetings of the Board. The Board may also elect a Vice Chairman of the Board from among the directors.
SECTION 4.Resignations. Any director may resign at any time by giving notice to the Chairman of the Board or to the Board. Any such resignation shall take effect at the time or upon the occurrence of an event specified therein or, if no time is so specified, upon its delivery to the Chairman of the Board or to the Board; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 5.Vacancies. Vacancies occurring on the Board (however occurring) and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of two-thirds of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so appointed shall hold office until the next annual meeting of stockholders, until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, removal or resignation. This Section 5 shall not be amended by the Board except upon a vote of two-thirds of the directors then in office (so long as a quorum is present).
SECTION 6.First Meeting. Promptly after, and on the same day as, each annual election of directors, the Board may, if a quorum be present, meet at the place at which such election was held, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time and place (if any) which shall be specified in a notice given as hereinafter provided for special meetings of the Board.
SECTION 7.Regular Meetings; Notice. Regular meetings of the Board may be held without notice at such times and places (if any) as the Board shall from time to time determine.
SECTION 8.Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board, or by the Secretary of the Corporation on the written request of any three directors. Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, notice of each special meeting shall be given to each director by either: (a) United States mail, postage prepaid, addressed to such director’s residence or usual place of business, at least five days before the day on which the meeting is to be held; or (b) by telephone or any means of electronic transmission (including, without limitation, electronic mail), directed to an address for receipt by such director of electronic transmissions appearing on the books for the Corporation, at least 24 hours before the meeting. All notices given to directors by mail pursuant to this Section 8 shall be deemed to have been given at the time deposited in the United States mail, postage prepaid, addressed to each director’s residence or usual place of business, and all notices given to directors by a form of electronic transmission shall be deemed to have been given when directed to the address for receipt by such director of electronic transmissions appearing on the books of the Corporation. This Section 8 shall not be amended by the Board except upon a vote of two-thirds of the directors then in office (so long as a quorum is present).
SECTION 9.Place of Meetings. The Board may hold its meetings at such place (if any), within or without the State of Delaware, as it may from time to time determine by resolution, or as shall be specified in the respective notices of meetings.
SECTION 10.Quorum and Manner of Acting. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these Bylaws, a majority of directors then holding office (but not less than one-third of the total number of directors) shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, the Chairman of the Board or a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called. Prompt notice of any adjourned meetings shall be given to the directors in accordance with Section 8 of this Article III. This Section 10 shall not be amended by the Board except upon a vote of two-thirds of the directors then in office (so long as a quorum is present).
SECTION 11.Committees of Board of Directors. Except as otherwise provided in these Bylaws or the Certificate of Incorporation, the Board may, by resolution or resolutions passed by a majority of the Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions and to the extent permitted by law, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Except as otherwise provided in the resolution of the Board designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. A majority of all the members of such committee may make, alter and repeal its rules of procedure, determine its manner of acting and fix the time and place (if any), whether within or without the State of Delaware, of its meetings and specify what notice thereof shall be given unless the Board shall otherwise by resolution provide. In the absence of such rules of procedure, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III of these Bylaws. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any members thereof, either with or without cause, at any time.
SECTION 12.Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 12 shall constitute presence in person at such meeting.
SECTION 13.Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in the Chairman of the Board’s absence, by the Vice Chairman of the Board, if any, or in the Vice Chairman of the Board’s absence by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
SECTION 14.Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.
ARTICLE IV

OFFICERS
SECTION 1.Number and Qualification of Officers. The officers of the Corporation shall be a Chief Executive Officer, one or more Vice Presidents, a Controller, a Secretary and a Treasurer. The Board may elect such other officers as it may from time to time determine.
SECTION 2.Election and Term of Office. The officers shall be elected annually by the Board. Each officer shall hold office for such term prescribed by the Board and until a successor shall have been duly elected and qualified, or until such officer’s death, removal or resignation. Nothing in these Bylaws shall be construed as creating for any officer any contractual right to employment with the Corporation.
SECTION 3.Powers and Duties of Officers. The powers and duties of officers shall be as determined from time to time by resolution of the Board, or in such other manner as the Board may authorize, not inconsistent with applicable law, the Certificate of Incorporation or these Bylaws. To the extent not so provided by the Board, the powers and duties of the officers shall be as generally pertain to their respective offices.
SECTION 4.Resignation and Removal. Any officer may resign at any time by giving notice to the Chairman of the Board or to the Board. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Chairman of the Board or by the Board; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed, either with or without cause, at any time, by the vote of a majority of the total number of directors.
SECTION 5.Vacancies. Any vacancy in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.
ARTICLE V

CONTRACTS, CHECKS, DRAFTS AND PROXIES
SECTION 1.Contracts. The Board may by resolution authorize any officer(s), agent(s) or employee(s) of the Corporation to enter into any contract or engagement and to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.
SECTION 2.Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed in such manner as shall from time to time be determined by resolution of the Board.
SECTION 3.Proxies. All proxies or instruments authorizing any person to attend, vote, consent or otherwise act at any and all meetings of stockholders of any entity in which the Corporation shall own shares or securities or in which it shall otherwise be interested shall be executed by the Chairman of the Board or such other officer as the Chairman or the Board may from time to time determine.
ARTICLE VI

CAPITAL STOCK
SECTION 1.Certificates for Stock and Uncertificated Shares.
(a)Shares of any or all of the Corporation’s classes or series of stock shall be evidenced by certificates for shares of stock, in such form as the Board shall prescribe, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be issued in uncertificated form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether their shares are represented by certificates or are in uncertificated form.
(b)Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a notice in writing or by electronic transmission containing the information required to be set forth or stated on a stock certificate pursuant to the General Corporation Law of the State of Delaware or, with respect to Section 151 of the General Corporation Law of the State of Delaware, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
(c)Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by such holder. Each such certificate shall be signed in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose). Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer clerk, transfer agent or registrar who shall have signed, or whose facsimile signature shall have been placed upon, any such certificate or certificates shall cease to be such officer, transfer clerk, transfer agent or registrar before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as though such individual was an officer, transfer clerk, transfer agent or registrar at the date of issue.
SECTION 2.Transfer of Stock. Transfer of shares of stock of the Corporation shall be made only on the stock records of the Corporation by the holder of record thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and:
(a)in the case of certificated shares, (i) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby or (ii) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person; or
(b)in the case of uncertificated shares, upon receipt of transfer instructions (as may be determined proper by the Corporation or its transfer agent) from the registered owner of such uncertificated shares, from a duly authorized attorney or from an individual presenting evidence of succession, assignment or authority (as may be determined proper by the Corporation or its transfer agent) to transfer the stock.
SECTION 3.Registered Holders. The Corporation shall be entitled to treat the registered holder of shares of stock of the Corporation as the absolute and exclusive owner thereof for all purposes, including without limitation the right to receive dividends, the right to vote and liability for calls and assessments, and, accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any person, whether or not the Corporation shall have express or other notice thereof, save as expressly provided by law.
SECTION 4.Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with applicable law, the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of shares of stock of the Corporation. It may appoint, or authorize any officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock of the Corporation to bear the signature or signatures of any of them.
SECTION 5.Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new stock certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
ARTICLE VII

RECORD DATE
SECTION 1.Fixing of Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board may fix a record date, which shall not precede the date upon which the resolution fixing such record date is adopted by the Board and (a) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, unless otherwise required by applicable law, shall not be more than 60 nor less than 10 days before the date of such meeting or (b) in the case of any other action (other than stockholder action by written consent), shall not be more than 60 days prior to any such other action. If the Board fixes a record date for the determination of stockholders entitled to notice of the meeting, then such date shall also be the record date for determining the stockholders entitled to vote at such meeting; provided, that the Board may determine, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose (other than stockholder action by written consent) shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting.
SECTION 2.Fixing of Record Date for Actions by Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has been previously fixed by the Board pursuant to the first sentence of this Section 2). If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by the General Corporation Law of the State of Delaware, shall be the first date after the expiration of such 10-day time period on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.
ARTICLE VIII

WAIVERS OF NOTICE
Whenever notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.
ARTICLE IX

FORM OF RECORDS
Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time.
ARTICLE X

FISCAL YEAR
The fiscal year of the Corporation shall be determined by resolution of the Board.

ARTICLE XI

AMENDMENTS
The Board from time to time may adopt, alter, amend or repeal these Bylaws. The stockholders may also adopt, alter, amend or repeal these Bylaws at any meeting provided that notice of such proposed adoption, alteration, amendment or repeal is included in the notice of such meeting.
ARTICLE XII

FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the District of Delaware and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

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